UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2006

Nobel Learning Communities, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(484) 947-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2006, the Compensation Committee of the Board of Directors of the Registrant proposed and the Board of Directors approved the Executive Compensation Plan to be effective for the Registrant's 2007 fiscal year (the "Plan"). The Compensation Committee engaged an independent third-party consultant to assist it in developing the Plan. The Plan applies to executive officers and certain other employees. The Plan has the following three components: (i) annual cash incentive awards based on a mix of revenue and earnings per share growth targets; (ii) a deferred compensation component which is designed to enhance long-term retention and requires a five-year vested company contribution of a pre-set percentage of annual cash compensation, which will also permit voluntary contribution by participants; and (iii) a long-term incentive compensation component based on a grant of non-qualified stock options with a certain percentage of the award at risk based on performance of the executive. The Plan also provided for modifications to the Severance and Change of Control provisions in the contract of certain executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

October 2, 2006	By:	/ s/ Thomas Frank

	Name:	Thomas Frank
	Title:	Chief Financial Officer